Exhibit 99.1

NEWS RELEASE

GP Strategies Reports Strong Fourth Quarter 2020 Financial Results

Columbia, MD. March 11, 2021. Global workforce transformation solutions provider GP Strategies Corporation (NYSE: GPX) today reported financial results for the quarter ended December 31, 2020.
Overview:
Income Statement Highlights:
•Revenue of $123.1 million for the fourth quarter of 2020 compared to $115.6 million for the third quarter of 2020 and $155.4 million for the fourth quarter of 2019
•Gross profit of $23.1 million, or 18.8% of revenue for the fourth quarter of 2020 compared to $20.7 million, or 17.9% of revenue for the third quarter of 2020 and $23.3 million, or 15.0% of revenue, for the fourth quarter of 2019
•Diluted earnings per share of $0.47 for the fourth quarter of 2020 compared to $0.03 per share for the third quarter of 2020 and $0.56 per share for the fourth quarter of 2019 (Adjusted EPS of $0.38 for the fourth quarter of 2020 compared to $0.24 per share for the third quarter of 2020 and $0.23 for the fourth quarter of 2019)

Balance Sheet and Cash Flow Highlights:
•Cash and equivalents of $23.1 million at December 31, 2020 compared to $8.2 million at December 31, 2019
•Reduced long term-debt balance by $70.2 million to $12.7 million as of December 31, 2020 compared to $82.9 million as of December 31, 2019
•Cash flow from operations of $13.6 million for the fourth quarter of 2020 compared to $8.8 million for the fourth quarter of 2019
•Cash flow from operations of $59.0 million for the year ended December 31, 2020 compared to $13.4 million for the year ended December 31, 2019

“We are proud of the accomplishments of the Company in 2020." stated Adam Stedham, Chief Executive Officer and President of GP Strategies. "The fourth quarter and full year results of 2020 clearly demonstrate the success of the proactive strategy we implemented early in 2020 to ensure financial stability and achieve strong operating results despite lower revenue due to the impact of the COVID-19 pandemic. In the fourth quarter of 2020, the Company delivered a sequential increase in revenue, gross margin, adjusted earnings per share and adjusted EBITDA compared to both the second and third quarters. Additionally, our success in reducing long-term debt, and increasing cash, place the Company in a strong position to capitalize on opportunities that may arise."

The Company's revenue decline when compared to the quarter and year ended December 31, 2019 is primarily due to circumstances related to the macroeconomic impact of COVID-19, specifically the postponement of certain training events and other delays in client projects. In addition, our revenue for the quarter and year ended December 31, 2020 decreased $6.3 million and $19.3 million respectively, compared to revenue for the fourth quarter and year ended December 31, 2019 as the result of business divestitures. Foreign currency exchange rate changes also resulted in a total $0.5 million decrease in U.S. dollar reported revenue for the year ended December 31, 2020 compared to the year ended December 31, 2019.

The Company had operating income of $12.2 million for the fourth quarter of 2020, a $3.2 million decrease compared to operating income of $15.3 million for the fourth quarter of 2019. The decline in operating income is primarily due to the gain on sale from the Company's Tuition Reimbursement Business that closed in the fourth quarter of 2019 being $7.1 million greater than the gain on sale from the Company's IC Axon Business that closed in the fourth quarter of 2020, a gross profit decrease of $0.2 million, or 1.0%, partially offset by a $4.1 million decrease in general and administrative expenses. For the fourth quarter of 2020, the company incurred severance expense of $1.9 million which is reflected in cost of revenue on the consolidated statement of operations.

Net income was $8.4 million, or $0.47 per share, for the fourth quarter of 2020 compared to net income of $9.5 million, or $0.56 per share, for the fourth quarter of 2019. After accounting for special items, which are set forth in the Non-GAAP Reconciliation - Adjusted EPS below, Adjusted EPS was $0.38 and $0.23 for the fourth quarter of 2020 and 2019, respectively. Net income was $7.1 million, or $0.41 per share, for the year ended December 31, 2020 compared to net income of $15.2 million, or $0.90 per share, for 2019. After accounting for special items, which are set forth in the Non-GAAP Reconciliation - Adjusted EPS below, Adjusted EPS was $0.73 and $0.84 for 2020 and 2019, respectively.

Investor Call
The Company has scheduled an investor conference call and webcast for 10:00 a.m. Eastern Time on Thursday, March 11, 2021. Prepared remarks regarding the company’s financial and operational results will be followed by a question and answer period with GP Strategies’ executive management team. The conference call may be accessed via webcast at: https://services.choruscall.com/links/gpx210311.html or by calling +1 (833) 535-2204 within the US, or + 1 (412) 902-6747 internationally, and requesting the “GP Strategies Call.” The presentation slides broadcast via the webcast will also be available on the Investors section of GP Strategies’ website the morning of the call. Participants must be logged in via telephone to submit a question to management during the call. Participants may optionally pre-register for the webcast at https://dpregister.com/sreg/10152663/e33e7cf2b3.
The webcast will be archived on the Investors section of GP Strategies’ website and will remain available for 90 days. Alternatively, a telephonic replay of the conference call will be available for one week and may be accessed by dialing +1 (877) 344-7529 in the US, or +1 (412) 317-0088 internationally, and requesting conference number 10152663.
Presentation of Non-GAAP Information
This press release contains non-GAAP financial measures, including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization), Adjusted Earnings per Diluted Share (Adjusted EPS), and free cash flow (cash flow from operating activities less capital expenditures). The Company believes these non-GAAP financial measures are useful to investors in evaluating the Company’s results. These measures should be considered in addition to, and not as a replacement for, or superior to, either net income, as an indicator of the Company’s operating performance, or cash flow, as a measure of the Company’s liquidity. In addition, because these measures may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of Adjusted EBITDA and Adjusted EPS to the most comparable U.S. GAAP equivalents, see the Non-GAAP Reconciliations, along with related footnotes, below.

About GP Strategies
GP Strategies Corporation (NYSE: GPX) is a global workforce transformation solutions provider of training, digital learning solutions, management consulting and engineering services. GP Strategies’ solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting and business improvement services, customized to meet the specific needs of its clients. Clients include Fortune 500 companies, automotive, financial services, technology, and other commercial and government customers.

Forward-Looking Statements
We make statements in this press release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934, including statements about the anticipated effects of the COVID-19 pandemic and related events on our business and results of operations. These statements are not guarantees of our future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to be materially different from those we project, including the impact of the COVID-19 pandemic and related events that are beyond our control. For a full discussion of these risks, uncertainties and factors, we encourage you to read our documents on file with the Securities and Exchange Commission, including those set forth in our periodic reports under the forward-looking statements and risk factors sections. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

TABLES FOLLOW

GP STRATEGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Quarters ended		Twelve Months Ended
	December 31,		December 31,

	2020	2019	2020	2019

Revenue	$123,088	$155,399	$473,107	$583,290
Cost of revenue	100,002	132,090	395,845	494,077
Gross profit	23,086	23,309	77,262	89,213
General and administrative expenses	13,588	17,723	62,694	64,492
Sales and marketing expenses	1,809	2,150	7,190	7,875
Restructuring charges	532	234	1,387	1,639
Gain on change in fair value of contingent consideration, net	—	—	—	677
Gain on sale of business	5,000	12,126	6,064	12,126
Operating income	12,157	15,328	12,055	28,010
Interest expense	909	1,206	2,934	6,058
Other income (expense)	(18)	145	(511)	417
Income before income tax expense	11,230	14,267	8,610	22,369
Income tax expense	2,783	4,772	1,542	7,180
Net income	$8,447	$9,495	7,068	15,189

Basic weighted average shares outstanding	17,206	16,983	17,131	16,827
Diluted weighted average shares outstanding	17,830	17,020	17,415	16,861
Per common share data:
Basic earnings per share	$0.49	$0.56	$0.41	$0.90
Diluted earnings per share	$0.47	$0.56	$0.41	$0.90

Other data:
Adjusted EBITDA(1)	$13,603	$10,959	$33,125	$40,923
Adjusted EPS (1)	$0.38	$0.23	$0.73	$0.84

(1)The terms Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures that the Company believes are useful to investors in evaluating its results. For a reconciliation of these non-GAAP financial measures to the most comparable U.S. GAAP equivalent, see the Non-GAAP Reconciliations, along with related footnotes, below.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(In thousands)
(Unaudited)

	Quarters ended		Twelve Months Ended
	December 31,		December 31,

	2020	2019	2020	2019
Revenue by segment (2):
North America	$80,081	$103,481	$317,735	$395,603
Europe Middle East Africa	28,556	33,745	107,203	125,118
Emerging Markets	14,451	18,173	48,169	62,569
Total revenue	$123,088	$155,399	$473,107	$583,290

Gross profit by segment (2):
North America	$16,853	$15,103	$59,258	$64,343
Europe Middle East Africa	4,002	4,634	11,532	14,916
Emerging Markets	2,231	3,572	6,472	9,954
Total gross profit	$23,086	$23,309	$77,262	$89,213

Supplemental Cash Flow Information:
Net cash provided by operating activities	$13,623	$8,849	$58,992	$13,400
Capital expenditures	(346)	(410)	(1,630)	(2,315)
Free cash flow	$13,277	$8,439	$57,362	$11,085

(2) Effective July 1, 2020, we began managing our business under a new organizational structure on a regional basis through our three geographic markets, North America, EMEA (Europe Middle East Africa) and Emerging Markets. We have reclassified the segment financial information herein for the prior year periods to reflect the changes in our segment reporting and conform to the current year's presentation.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation – Adjusted EBITDA (3)
(In thousands)
(Unaudited)

	Quarters ended		Twelve Months Ended
	December 31,		December 31,

	2020	2019	2020	2019
Net income	$8,447	$9,495	$7,068	$15,189
Interest expense	909	1,206	2,934	6,058
Income tax expense	2,783	4,772	1,542	7,180
Depreciation and amortization	1,675	2,490	7,879	9,482
EBITDA	13,814	17,963	19,423	37,909
Adjustments:
Non-cash stock compensation expense	1,846	1,656	6,256	5,595
Stock compensation related to severance	—	—	1,721	—
Restructuring charges	532	234	1,387	1,639
Severance expense	1,870	206	9,372	2,232
Change in paid time off policy	—	—	(1,894)	—
Gain on change in fair value of contingent consideration, net	—	—	—	(677)
ERP implementation costs	—	585	—	2,188
Foreign currency transaction (gains) losses	25	(334)	747	718
Legal acquisition/divestiture and transaction costs	516	621	1,922	1,291
Impairment of operating lease right-of-use asset	—	—	255	—
Gain on sale of business	(5,000)	(12,126)	(6,064)	(12,126)
Loss on settlement with foreign oil & gas client	—	2,154	—	2,154
Adjusted EBITDA	$13,603	$10,959	$33,125	$40,923

(3)Adjusted earnings before interest, income taxes, depreciation and amortization (Adjusted EBITDA) is a widely used non-GAAP financial measure of operating performance. It is presented as supplemental information that the Company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the Company’s core operating performance. Adjusted EBITDA is calculated by adding back to net income, interest expense, income tax expense (benefit), depreciation and amortization, non-cash stock compensation expense, and other unusual or infrequently occurring items. For the periods presented, these other items are stock compensation related to severance, restructuring charges, severance expense, change in paid time off policy, gain on change in fair value of contingent consideration, net, ERP implementation costs, foreign currency transaction (gains) losses, legal acquisition and transaction costs, impairment of operating lease right-of-use asset, gain on sale of business and loss on settlement with foreign oil and gas client. Adjusted EBITDA should not be considered as a substitute either for net income, as an indicator of the Company’s operating performance, or for cash flow, as a measure of the Company’s liquidity. In addition, because Adjusted EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliation – Adjusted EPS (4)
(Unaudited)

	Quarters ended		Twelve Months Ended
	December 31,		December 31,

	2020	2019	2020	2019
Diluted earnings per share	$0.47	$0.56	$0.41	$0.90
Stock compensation severance expense	—	—	0.07	—
Restructuring charges	0.02	0.01	0.06	0.07
Severance expense	0.08	0.01	0.40	0.09
Change in paid time off policy	—	—	(0.08)	—
Gain on change in fair value of contingent consideration, net	—	—	—	(0.03)
ERP implementation costs	—	0.02	—	0.09
Foreign currency transaction (gain) losses	—	(0.01)	0.03	0.03
Legal acquisition/divestiture and transaction costs	0.02	0.02	0.07	0.05
Impairment of operating lease right-of-use asset	—	—	0.01	—
Settlement of contingent consideration in shares	—	0.01	0.02	0.03
Gain on sale of business	(0.21)	(0.48)	(0.26)	(0.48)
Loss on settlement with foreign oil & gas client	—	0.09	—	0.09
Adjusted EPS	$0.38	$0.23	$0.73	$0.84

(4)Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, is defined as earnings per diluted share excluding the gain or loss on the change in fair value of acquisition-related contingent consideration and special charges, such as restructuring, and other unusual or infrequently occurring items of income or expense. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the gain on change in fair value of acquisition-related contingent consideration and other special charges, when considered together with our U.S. GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

GP STRATEGIES CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2020	2019
	(Unaudited)
Current assets:
Cash	$23,076	$8,159
Accounts and other receivables	110,575	131,852
Unbilled revenue	28,100	57,229
Prepaid expenses and other current assets	15,186	19,115
Assets held for sale	42,463	—
Total current assets	219,400	216,355
Property, plant and equipment, net	4,650	5,803
Operating lease right-of-use assets	20,862	27,251
Goodwill and intangible assets, net	126,245	187,907
Deferred tax assets	1,425	1,121
Other assets	9,194	10,465
Total assets	$381,776	$448,902

Current liabilities:
Accounts payable and accrued expenses	$91,572	$92,332
Deferred revenue	16,509	23,234
Current portion of operating lease liabilities	5,523	7,871
Liabilities held for sale	5,868	—
Total current liabilities	119,472	123,437
Long-term debt	12,748	82,870
Long-term portion of operating lease liabilities	16,260	22,159
Deferred tax liabilities	4,028	7,439
Other noncurrent liabilities	5,922	3,083
Total liabilities	158,430	238,988
Total stockholders’ equity	223,346	209,914
Total liabilities and stockholders’ equity	$381,776	$448,902

© 2020 GP Strategies Corporation. All rights reserved. GP Strategies and GP Strategies with logo design are registered trademarks of GP Strategies Corporation.
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C O N T A C T S:

Adam H. Stedham	Michael R. Dugan	Candice Hester
Chief Executive Officer	Chief Financial Officer	Investor Relations
410-801-9707	410-801-9283	443-274-5893